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                                                                   EXHIBIT 3.2 M


                                    BY - LAWS

                                       OF

                           NAUGATUCK TREATMENT COMPANY

                           (A Connecticut Corporation)

                                   ----------

                                    ARTICLE I

                                  SHAREHOLDERS

        1. CERTIFICATES REPRESENTING SHARES. Share certificates may be under seal, or facsimile seal, of the corporation and shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer except that such signatures may be facsimile if such certificate is signed by a transfer agent, transfer clerk acting on behalf of such corporation or registrar. If any officer who has signed or whose facsimile signature has been used on any such certificate ceases to serve the corporation as an officer in the capacity as to which his signature was so used before such certificate has been delivered by such corporation, the certificate may, nevertheless, be adopted by the corporation and be issued and delivered as though such officer had not ceased to hold such office. In addition to any other statements which may be required by law, each certificate representing shares shall set forth upon the face thereof, as at the time of the issue, the name of the corporation; a statement that the corporation is organized under the laws of Connecticut; the name of the person to whom issued, or that the same is issued to bearer; the number, class and designation of series, if any, of shares which such certificate represents; and the par value of each share represented by such certificate or a statement that the shares are without par value.

        No certificate shall be issued for any share until such share is fully paid.

        The corporation may issue a new certificate for shares in place of any certificate theretofore issued by it, alleged to have been lost or destroyed, and the Board of Directors may require the owner of any lost or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate or the issuance of any such new certificate.

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        2.   SHARE TRANSFERS. Upon compliance with provisions restricting the transferability of shares, if any, transfers of shares of the corporation shall be made only on the share record of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes due thereon.

        3. RECORD DATE FOR SHAREHOLDERS. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any distribution, or for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but such period shall not exceed, in any case, seventy days. If the stock transfer books are closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten full days immediately preceding the date of such meeting. In lieu of closing the stock transfer books, the Board of Directors by resolution may fix a date as the record date for any such determination of shareholders, such date in any case to be not earlier than the date such action is taken by the Board of Directors and not more than seventy days, and, in case of a meeting of shareholders, not less than ten full days, immediately preceding the date on which the particular event, requiring such determination of shareholders, is to occur. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting or of shareholders entitled to receive payment of a distribution, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such distribution is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

        4. MEANING OF CERTAIN TERMS. As used herein in respect of the right to notice of a meeting of shareholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be the term "share" or "shares" or "shareholder" or "shareholders" refers to an outstanding share or shares and to a holder or holders of record of outstanding shares when the corporation

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is authorized to issue only one class of shares, and said reference is also intended to include any outstanding share or shares and any holder or holders of record of outstanding shares of any class upon which or upon whom the Certificate of Incorporation confers such rights where there are two or more classes or series of shares or upon which or upon whom the Connecticut Stock Corporation Act confers such rights notwithstanding that the Certificate of Incorporation may provide for more than one class or series of shares, one or more of which are limited or denied such rights thereunder. Unless the Certificate of Incorporation or the subscription for shares otherwise provides, a subscriber for shares shall be deemed to be a shareholder within the meaning of this section.

        5.   SHAREHOLDER MEETINGS.

        - TIME. The annual meeting shall be held at the time fixed, from time to time, by the directors. If, for any reason, the directors shall fail to fix the time for an annual meeting, such meeting shall be held on the second Tuesday in February, or if such day is a legal holiday, then on the next following business day. A special meeting shall be held on the date fixed by the directors.

        - PLACE. Annual meetings and special meetings shall be held at such place, within or without the State of Connecticut, as the directors may, from time to time, fix. Whenever the directors shall fail to fix such place, the meeting shall be held at the principal office of the corporation in the State of Connecticut.

        - CALL. Annual meetings may be called by the directors or by the President or by any officer instructed by the directors to call the meeting. Special meetings may be called in like manner. Upon the written request of the holders of at least one-tenth of the shares, the President shall call a special shareholders' meeting for the purposes specified in such request and cause notice thereof to be given.

        - NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER OR NOTICE. A notice in writing of each meeting of shareholders shall be given by or at the direction of the President or Secretary or the officer or person calling the meeting to each shareholder by leaving such notice with him or at his residence or usual place of business, or by mailing a copy thereof addressed to him at his last-known post-office address as last shown on the stock records of the corporation, postage prepaid, not less than seven days nor more than fifty days before the date of the meeting. Each notice of a meeting of shareholders shall state the place, day and hour of the meeting. The general purpose or

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purposes for which a special meeting is called shall be stated in the notice thereof, and no other business shall be transacted at the meeting. Any matter relating to the affairs of the corporation may be brought up for action at an annual meeting of shareholders, whether or not stated in the notice of the meeting, provided, unless stated in the notice of the meeting, (1) no By-Law may be brought up for adoption, amendment or repeal, and (2) no matter, other than election of directors, may be brought up which expressly requires the vote of shareholders pursuant to the Connecticut Stock Corporation Act. Notice of a meeting need not be given to any shareholder who submits a signed waiver of notice before or after the meeting. The attendance of a shareholder at a meeting without protesting prior to the conclusion of the meeting the lack of notice of such meeting shall constitute a waiver of notice by him.

        - VOTING LIST. The Secretary or other corporate officer having responsibility for the share transfer books for shares of the corporation shall make, or cause to be made, at least five days before each meeting of shareholders of which at least seven days' notice is given, a complete list or other equivalent record of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of, and the number and class of shares held by, each. Such list or other equivalent record shall, for a period of five days prior to such meeting, be kept on file at the principal office of the corporation in Connecticut or at the office or place of business of a transfer agent in Connecticut and shall be subject to inspection by any shareholder during usual business hours for any proper purpose.

        - CONDUCT OF MEETING. Meetings of the shareholders shall be presided over by one of the following officers in the order of seniority and if present and acting - the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, a Vice-President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the shareholders. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present and acting the Chairman of the meeting shall appoint a secretary of the meeting.

        - PROXY REPRESENTATION. Every shareholder may authorize another person or persons to act for him by proxy in all matters in which a shareholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, furnishing releases, or expressing consent or dissent without a meeting. A proxy shall not be valid after eleven months from its date of execution unless it specifies the length of time for which it is to continue in force or

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limits its use to a particular meeting not yet held. Every proxy must be in writing and executed by the shareholder. A photographic or similar reproduction of a proxy or a telegram, cablegram, wireless or similar transmission of a proxy sent by such shareholder shall be a sufficient writing.

        - INSPECTORS - APPOINTMENT. The directors, in advance of any meeting, may, but need not, appoint one or more inspectors to act at the meeting or any adjournment thereof. If an inspector or inspectors are not so appointed by the directors or shall fail to qualify, if appointed, the person presiding at the shareholders' meeting may, and on the request of any shareholder entitled to vote thereat, shall, make such appointment. In case any person appointed as inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding at the meeting. Each inspector appointed, if any, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. No person shall be elected a director at a meeting at which he has served as an inspector. The inspectors, if any, shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. If there are three or more inspectors, the act of a majority shall govern. On request of the person presiding at the meeting or any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them. Any report made by them shall be prima facie evidence of the facts therein stated, and such report shall be filed with the minutes of the meeting.

        - QUORUM. The holders of a majority of the voting power shall constitute a quorum at a meeting of shareholders. The holders of a majority of the voting represented at a meeting may adjourn such meeting from time to time.

        - VOTING. Each share shall entitle the holder thereof to one vote. Except as may otherwise be provided by the Connecticut Stock Corporation Act, the Certificate of Incorporation, or these By-Laws, any action shall be authorized by a majority of the voting power of the shareholders. Whenever the Connecticut Stock Corporation Act shall otherwise prescribe

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a greater proportion of voting power in order to authorize specified actions than aforesaid, a majority of the voting power of the shareholders shall be sufficient to authorize any such action.

        6. SHAREHOLDER ACTION WITHOUT MEETINGS. Any action, including an election of directors, required or permitted to be taken at a meeting of shareholders may be taken without a meeting if all the shareholders consent thereto in writing.

        Except in the election of directors, any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting upon the written consent of less than all the shareholders entitled to vote thereon if the shareholders who so consent would be entitled to cast at least the minimum number of votes which would be required to take such action at a meeting of shareholders. If such action by written consent of less than all shareholders is proposed to be taken, as herein authorized, notice in writing of such proposed action shall be given to each shareholder of the corporation. Such notice shall be given in the manner of giving notice of a meeting of shareholders not less than twenty days and not more than fifty days before the date that any such consent is to become effective.

        7. FINANCIAL STATEMENT. At intervals of not more than twelve months, the corporation shall prepare a balance sheet showing the financial condition of the corporation as of a date not more than four months prior thereto and a profit and loss statement respecting its operation for the twelve months preceding such date. Within thirty days after preparation, the corporation shall mail a copy of such balance sheet and profit and loss statement to each shareholder.

                                   ARTICLE II

                                 GOVERNING BOARD

        1. FUNCTIONS, DEFINITIONS AND COMPENSATION. The business, property, and affairs of the corporation shall be managed by its Board of Directors. The use of the phrase "entire board" herein refers to the total number of directors which the corporation would have if there were no vacancies. The Board of Directors shall have authority to establish reasonable allowance for expenses actually incurred in connection with their duties.

        2. QUALIFICATIONS AND NUMBER. A director need not be a shareholder, a citizen of the United States, or a resident of the State of Connecticut. The number of directors of the

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corporation shall be not less than three nor more than five. The first Board and subsequent Boards shall consist of five directors until changed as hereinafter provided. The directors shall have power from time to time by resolution, in the interim between annual and special meetings of the shareholders, to increase or decrease their number within the minimum and maximum number hereinbefore prescribed; and said minimum and maximum number may be changed from time to time by an amendment to these By-Laws, provided that said minimum number may never be less than three except when all of the issued and outstanding shares of the corporation are owned beneficially and of record by less than three shareholders.

        3. ELECTION AND TERM. The first Board of Directors shall hold office until the first annual meeting of shareholders and until their successors have been elected and qualified. Thereafter, directors who are elected at an annual meeting of shareholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next succeeding annual meeting of shareholders and until their successors have been elected and qualified. Newly created directorships shall be filled by the shareholders. In the interim between annual meetings of shareholders or of special meetings of shareholders called for the election of directors, any existing vacancies in the Board of Directors, including vacancies resulting from the removal of directors by the shareholders which have not been filled by said shareholders, may be filled by the affirmative vote of the remaining directors, although less than a quorum exists or by the sole remaining director. A director may resign by written notice to the corporation. The resignation shall be effective upon receipt thereof by the corporation or at such subsequent time as shall be specified in the notice of resignation.

        4. REMOVAL OF DIRECTORS. One or more or all the directors of the corporation may be removed for cause or without cause by the shareholders. The Board of Directors shall have the power to remove directors for cause and to suspend directors pending a final determination that cause exists for removal.

        5.   MEETINGS.

        - TIME. Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

        - PLACE. Meetings shall be held at such place within or without the State of Connecticut as shall be fixed by the Board.

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        - CALL. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairman of the Board, if any, of the President, or of a majority of the directors in office.

        - NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER. No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. The notice of any meeting need not specify the business to be transacted at, or the purpose of, the meeting. Any requirement of furnishing a notice shall be waived by any director who signs a waiver of notice before or after the meeting, or who attends the meeting without protesting, prior to the conclusion of the meeting, the lack of notice to him.

        - QUORUM AND ACTION. A majority of the entire Board shall constitute a quorum except when a vacancy or vacancies prevent such majority, whereupon a majority of the directors in office shall constitute a quorum, provided such majority shall constitute not less than the greater of at least two persons or at least one-third of the entire Board. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as herein otherwise provided, the act of the Board shall be the act, at a meeting duly assembled, by vote of a majority of the directors present at the time of the vote, a quorum being present at such time.

        - CHAIRMAN OF THE MEETING. The Chairman of the Board, if any and if present and acting, shall preside at all meetings. Otherwise, the President, if present and acting, or any other director chosen by the Board, shall preside.

        6. COMMITTEES. Whenever the Board of Directors shall consist of three or more members, the Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may appoint from among its members two or more directors to constitute an Executive Committee and one or more other committees, each of which, to the extent provided in the resolution appointing it, shall have and may exercise all of the authority of the Board of Directors.

        7. INFORMAL ACTION. If all the directors, or all members of a committee of the Board of Directors, as the case may be, severally or collectively consent in writing to any action taken or to be taken by the corporation, and the number of

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such directors or members constitutes a quorum for such action, such action shall be as valid corporate action as though it had been authorized at a meeting of the Board of Directors or committee, as the case may be. The secretary shall file such consents with the minutes of the meetings of the Board of Directors.

        A director may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment enabling all directors participating in the meeting to hear one another, and participation in such a meeting shall constitute presence in person at such meeting.

                                   ARTICLE III

                                    OFFICERS

        The directors shall appoint or elect a President and a Secretary, and may appoint or elect a Chairman of the Board, a Vice Chairman of the Board, a Treasurer, one or more Vice-Presidents, Assistant Vice-Presidents, Assistant Secretaries, and Assistant Treasurers, and such other officers and agents as they shall determine. The President may but need not be a director. Any two or more offices may be held by the same person except the offices of President and Secretary.

        Unless otherwise provided in the resolution of appointment or election, each officer shall hold office until the meeting of the Board of Directors following the next annual meeting of shareholders and until his successor has been elected and qualified.

        Officers shall have the powers and duties defined in the resolutions appointing them.

        The Board of Directors may remove any officer for cause or without cause.

                                   ARTICLE IV

                        STATUTORY NOTICES TO SHAREHOLDERS

        The directors may appoint the Treasurer or other fiscal officer and/or the Secretary or any other officer to cause to be prepared and furnished to shareholders entitled thereto any special notice which may be required by any provision of law, and which, more specifically, may be required by Sections 33-356 and 33-357 of the Connecticut Stock Corporation Act.

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                                    ARTICLE V

                                BOOKS AND RECORDS

        The corporation shall maintain complete books and records of account and shall keep minutes of the proceedings of its incorporators, shareholders, Board of Directors, and the Executive Committee and other committee or committees, if any, The corporation shall keep at its principal office or at the office of its transfer agent or registrar in the State of Connecticut a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each.

        The balance sheet and a profit and loss statement prescribed by Section
33.307 of the Connecticut Stock Corporation Act shall be deposited at the principal office of the corporation in the State of Connecticut and kept for at least ten years from the date thereof.

                                   ARTICLE VI

                                 CORPORATE SEAL

        The corporate seal shall be in such form as the Board of Directors shall prescribe.

                                  ARTICLE VII

                                  FISCAL YEAR

        The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board of Directors.

                                  ARTICLE VIII

                              CONTROL OVER BY-LAWS

        On and after the date upon which there have been adopted the initial corporate By-Laws, which shall be deemed to have been adopted by the shareholders for the purposes of the Connecticut Stock Corporation Act, the power to adopt, amend, or repeal the By-Laws of the corporation may be exercised by the directors or the shareholders; provided, that any such By-Laws adopted, amended, or repealed shall require the affirmative vote of the holders of a majority of the voting power of the shares or the affirmative vote of the directors holding a majority of the directorships, as the case may be; and provided further that the notice of any meeting at which the By-Laws are to be adopted, amended, or repealed shall include notice of such proposed action.

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        I HEREBY CERTIFY that the foregoing is a full, true and correct copy of the By-Laws of Naugatuck Treatment Company, a Connecticut corporation, as in effect on the date hereof.

        WITNESS my hand and the seal of the corporation.

Dated:  OCTOBER 5, 1973


                                         /s/ [Signature]
                                        ----------------------------------------
                                        Secretary of Naugatuck Treatment Company

(SEAL)

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                            ACTION BY WRITTEN CONSENT
                             OF THE SOLE SHAREHOLDER
                         OF NAUGATUCK TREATMENT COMPANY
                                 AUGUST 15,2004

        The undersigned, being the sole shareholder (the "Shareholder") of Naugatuck Treatment Company, a Connecticut corporation (the "Corporation"), acting pursuant to Conn. Gen. Stat. Section 33-698, and pursuant to Article 1, paragraph 6 of the By-Laws of the Corporation, hereby adopts, by this written consent, the following resolutions with the same force and effect as if they had been unanimously adopted at a duly convened meeting of the shareholders of the
Corporation:

    WHEREAS, the Shareholder desires to amend certain provisions of the Corporation's by-laws as currently in effect (the "By-Laws"), and to ratify, confirm, approve and adopt certain actions previously taken by its directors and/or officers; and

    WHEREAS, Article VIII of the By-Laws provide that the By-Laws of the Corporation may be amended by the affirmative vote of the holders of a majority of the voting power of the shares of the Corporation;

    NOW THEREFORE, BE IT THEREFORE RESOLVED, that the By-Laws are hereby amended as follows:

        Article II, paragraph 2, which reads:

        "A director need not be a shareholder, a citizen of the United States, or a resident of the State of Connecticut. The number of directors of the corporation shall be not less than three nor more than five. The first Board and subsequent Boards shall consist of five directors until changed as hereinafter provided. The directors shall have power from time to time by resolution, in the interim between annual and special meetings of the shareholders, to increase or decrease their number within the minimum and maximum number hereinafter prescribed; and said minimum and maximum number may be changed from time to time by an amendment to these By-Laws, provided that said minimum number may never be less than three except when all of the issued and outstanding shares of the corporation are owned beneficially and of record by less than three shareholders."

        is amended to read:

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        "A director need not be a shareholder, a citizen of the United States, or a resident of the State of Connecticut. The number of directors of the corporation shall be not less than two nor more than five. As of the date hereof, the Board shall consist of two members, Karen R. Osar and Lynn A. Schefsky, until changed as hereinafter provided. The directors shall have power from time to time by resolution, in the interim between annual and special meetings of the shareholders, to increase or decrease their number within the minimum and maximum number hereinafter prescribed; and said minimum and maximum number may be changed from time to time by an amendment to these By-Laws, provided that said minimum number may never be less than two except when all of the issued and outstanding shares of the corporation are owned beneficially and of record by less than three shareholders."

    FURTHER RESOLVED, that the Shareholder hereby ratifies, confirms, adopts and approves the Actions by Written Consent, including all of the transactions, authority and appointments set forth therein, of the Board of Directors of the Corporation dated July 19, 2004 (the "July 19, 2004 Resolutions"); and

    FURTHER RESOLVED, that the Shareholder hereby ratifies, confirms, adopts and approves any and all actions previously taken by the Corporation or any of its directors or officers in connection with the documents, transactions and actions contemplated by or arising out of the July 19, 2004 Resolutions, including but not limited to, the execution and delivery of purchase agreements, registration rights agreements, indentures, guarantees, credit agreements, security agreements, loan documents, engagement of counsel and other advisors, and the incurrence of expenses; and

    FURTHER RESOLVED, that the Board of Directors of the Corporation be, and it hereby is, and the Officers (as such term is defined in the July 19, 2004 Resolutions) be and each of them hereby is, authorized and directed to take or cause to be taken all such further actions, to execute and deliver or cause to be executed and delivered all such further instruments and documents in the name and on behalf of the Corporation and to incur all such fees and expenses as in its judgment shall be necessary or advisable in order to carry out fully the intent and purposes of the foregoing resolutions or the July 19, 2004 Resolutions.

        The undersigned Shareholder hereby waives notice of a meeting and the holding of any meeting to act upon said resolution, as well as any and all notice required under the Certificate of Incorporation of the Corporation, the By-Laws of the Corporation or the laws of the State of Connecticut in order to enter into and execute the foregoing resolutions,

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    and does hereby direct that this consent be included in the minute books of the Corporation.

                                      * * *

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        IN WITNESS WHEREOF, the undersigned being the sole shareholder of
Naugatuck Treatment Company, has executed this written consent as of the 15th day of August, 2004.


                                              UNIROYAL CHEMICAL COMPANY INC.


                                              By:    /s/ Arthur Fullerton
                                                 -------------------------------
                                              Name:  ARTHUR C. FULLERTON
                                              Title: SECRETARY

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